Press Release

At the Company

Michael Black

Terry Nicklin

CDT Ltd

Tel: +44 1954 713600

Fax: +44 1954 713620

tnicklin@cdtltd.co.uk

At Financial Dynamics

Lisa Cradit

+1 (212) 850 5642

lcradit@fd.com

Cambridge Display Technology Announces Financial Results for Second Quarter 2006

CAMBRIDGE, United Kingdom, August 14, 2006 -- Cambridge Display Technology, Inc. [Nasdaq: OLED] today reported its financial results for the second quarter of 2006. The Company is a pioneer in the development of polymer light emitting diode (P-OLED) technology.

Revenues in the quarter were $2.7 million, which was the same as the $2.7 million reported for the corresponding period in 2005. The majority of revenues in Q2 2006 arose in the License Fees and Royalties category.

Gross profit for Q2 2006 was $2.4 million, compared with $2.0 million for the corresponding period last year.

Research and Development expenses were $3.2 million; $1.0 million lower than the $4.2 million reported in the second quarter of 2005. This reduction was primarily due to the $1.9 million reimbursement of a R & D expenses by our 50% owned joint venture Sumation (which was formed in November 2005) in the current quarter, partially offset by lower government grant receipts and additional effort expended on research programs.

Selling, General and Administrative expenses were $3.6 million, compared with $4.4 million in 2005, due to a reversal of stock compensation expense which had previously been accrued and due to re-imbursement of expenses by Sumation.

Net loss for Q2 2006 was $5.0 million, compared with $6.7 million for the same quarter in 2005.

Cash generated by operations was $1.2 million during the second quarter, compared with cash used of $2.0 million in the second quarter of 2005 primarily due to the funding of R & D reimbursements, in advance, by Sumation. During the quarter, the Company invested $3.3 million in Sumation, and invested $0.4 million in fixed assets.

The Company's cash, cash equivalents and current marketable securities totalled $23.0 million at June 30, 2006, compared with $31.3 million at December 31, 2005.

CEO Dr. David Fyfe commented: "In the second quarter we were delighted to see Sharp reveal their work on high resolution P-OLED displays at the SID conference in June. At the same conference we were able to show the world's first roll printed OLED display, produced in co-operation with Toppan Printing. This printing technology could become very important in future for lower cost display production."

"The second quarter has seen us open up new territories with sales of inkjet printing solutions to Brazil and Singapore, enabling Government-backed institutions there to develop P-OLED capability. We believe that there is evidence of an emerging trend for fast developing economies to refuse to accept that the display industry will continue to be concentrated in a few nations. We have also seen an encouraging number of new commercial applications utilizing our technology, from digital radios and MP3 players to diving computers."

The Company will be holding a conference call to discuss these results. Interested investors may listen to a live web cast on Tuesday August 15, 2006 at 3:00 pm ET, (8:00 pm BST). This call can be accessed through the internet at www.earnings.com.

The financial results included in this press release are unaudited. The interim financial statements of the Company for the quarter ended June 30, 2006 will be included in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

About CDT

Cambridge Display Technology is a pioneer in the research, development and commercialization of polymer organic light emitting diodes (P-OLEDs), which are targeted for use in a wide range of electronic display products used for information management, communications and entertainment. Features include reduced power consumption, size, thickness and weight, wide viewing angle, superior video imaging performance and the potential for use on flexible display substrates. Current CDT licensees are actively developing their manufacturing strategies. Founded in 1992, the Company is headquartered in Cambridge, UK and listed on the NASDAQ National Market under the ticker symbol "OLED".

The Company's website is www.cdtltd.co.uk

Statements contained in this press release that are not historical facts are "forward-looking statements" and their presence may be indicated by words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will" and "may," as well as the negative thereof and similar expressions. There can be no assurance that future developments affecting Cambridge Display Technology, Inc. and its subsidiaries will be those anticipated by management. Among the factors, risks and uncertainties that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements are the following: the outcomes of the Company's ongoing and future research and development activities, as well as those of its licensees; the Company's ability to form and continue strategic relationships with manufacturers of P-OLED materials and displays; the successful commercialization of products that include the Company's P-OLED technology by its licensees; the willingness of the Company's manufacturers and licensees to continue to develop, manufacture and sell commercial products integrating the Company's technology; the future demand for products using the Company's P-OLED technology; the comparative advantages and disadvantages of any competing technologies; the Company's ability to maintain and improve its competitive position following the expiration of its fundamental patents; the adequacy of protections afforded to the Company by the patents that it owns or licenses and the cost to the Company of enforcing these patents; the Company's ability to obtain, expand and maintain patent protection in the future and to protect its unpatentable intellectual property; developments in and expenses associated with resolving matters currently in litigation; and the Company's future capital requirements and its ability to obtain additional financing when needed. Readers should also consider the additional factors described under the captions "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" in the Company's 10-K and 10-Q reports filed with the SEC. Investors should not place undue reliance on such forward-looking statements and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

Consolidated Balance Sheets

(in thousands, except share information)

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

Consolidated Balance Sheets

(in thousands, except share information)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 21,106	$ 31,263
Marketable securities	1,874	-
Inventory.	124	32
Accounts receivable, net	100	2,266
Taxes receivable.	2,879	2,045
Prepaid expenses and other current assets	2,224	2,473
Total current assets	28,307	38,079
Property, equipment and leasehold improvements, net	11,463	13,593
Investments in affiliates.	3,845	1,899
Marketable securities	334	633
Goodwill	65,612	65,612
Other intangible assets, net	2,107	2,897
Total assets.	$ 111,668	$ 122,713

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 6,149	$ 7,910
Deferred revenue	1,044	1,290
Due to affiliate	70	52
Taxes payable	-	6
Other current liabilities	2,109	-
Total current liabilities	9,372	9,258

Other liabilities	580	567

Commitments and contingencies	-	-

Common shareholders' equity:
Preferred stock, voting $0.01 par value, 46,667 authorized,
None issued or outstanding	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized,
21,674,703 issued and 21,483,205 outstanding	215	215
Additional paid-in capital	283,090	287,514
Deferred compensation	-	(6,082)
Accumulated other comprehensive loss	(1,277)	(1,052)
Accumulated deficit	(180,312)	(167,707)
Total common shareholders' equity	101,716	112,888
Total liabilities and shareholders' equity	$ 111,668	$ 122,713

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,
	2006	2005

Operating revenues:
License fees and royalties	$ 2,002	$ 994
Technology services and development	683	1,678
Equipment and supplies	12	-
Total operating revenues	2,697	2,672
Cost of sales:
License fees and royalties	11	12
Technology services and development	270	649
Equipment and supplies	11	-
Total cost of sales	292	661
Gross profit	2,405	2,011

Operating expenses:
Research and development expenses	3,210	4,184
Selling, general and administrative expenses	3,605	4,358
Amortization of intangibles acquired	395	395
Total operating expenses	7,210	8,937
Loss from operations	(4,805)	(6,926)
Other (expense) / income:
Equity in loss of affiliates	(1,599)	191
Foreign currency transaction gain / (loss)	489	(172)
Other income/(expense)	357	(373)
Interest income	304	191
Total other expense	(449)	(163)
Loss before benefit for income taxes	(5,254)	(7,089)
Benefit for income taxes	(282)	(380)
Net loss	$ (4,972)	$ (6,709)
Net loss per common share attributable to common shareholders, basic
and diluted	$ (0.23)	$ (0.34)
Weighted average number of common shares outstanding, basic and
diluted	21,483	19,485

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Six months ended June 30,
	2006	2005

Operating revenues:
License fees and royalties	$ 2,081	$ 1,123
Technology services and development	1,381	3,110
Equipment and supplies	270	-
Total operating revenues	3,732	4,233
Cost of sales:
License fees and royalties	12	13
Technology services and development	486	1,124
Equipment and supplies	169	-
Total cost of sales	667	1,137
Gross profit	3,065	3,096

Operating expenses:
Research and development expenses	6,305	8,164
Selling, general and administrative expenses	7,574	8,383
Amortization of intangibles acquired	790	790
Total operating expenses	14,669	17,337
Loss from operations	(11,604)	(14,241)
Other (expense) / income:
Equity in loss of affiliates	(3,014)	(1,410)
Foreign currency transaction gain / (loss)	276	(94)
Other income/(expense)	610	(789)
Interest income	561	361
Total other expense	(1,567)	(1,932)
Loss before benefit for income taxes	(13,171)	(16,173)
Benefit for income taxes	(566)	(795)
Net loss	$ (12,605)	$ (15,378)
Net loss per common share attributable to common shareholders, basic
and diluted	$ (0.59)	$ (0.79)
Weighted average number of common shares outstanding, basic and
diluted	21,483	19,485

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,

	2006	2005
Operating activities
Net loss	$ (12,605)	$ (15,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property, equipment and leasehold
improvements	2,689	2,830
Loss on sale of property, equipment and leasehold improvements	(2)	(14)
Amortization of other intangible assets	790	790
Stock compensation expense	1,658	1,537
Equity in loss of affiliates	3,014	1,410
Changes in operating assets and liabilities:
Accounts and tax receivable	1,332	2,857
Due from affiliates	-	308
Inventories and demo machines	(92)	-
Prepaid expenses and other current assets	249	(1,585)
Accounts and tax payable and accrued expenses	(1,767)	(1,598)
Due to affiliates	18	-
Deferred revenue	(246)	861
Other current and non-current liabilities	2,122	82
Net cash used in operating activities	(2,840)	(7,900)
Investing activities
Acquisition of property, equipment and leasehold improvements	(557)	(1,031)
Disposal of property, equipment and leasehold improvements	-	21
Loans advanced to affiliate (Litrex)	-	(1,715)
Investment in affiliates	(4,886)	(1,127)
Investment in marketable securities	(1,874)	-
Net cash used in investing activities	(7,317)	(3,852)
Financing activities
Issuance of common stock	-	(67)
Net cash used in financing activities	-	(67)
Net decrease in cash	(10,157)	(11,819)
Cash and cash equivalents--beginning of period	31,263	26,892
Cash and cash equivalents--end of period	$ 21,106	$ 15,073
Supplemental disclosures of cash flow information
Interest paid	$ 2	-
Taxes paid	$ 108	$ 111